Exhibit 99.1

                          ELLIS, FUNK, GOLDBERG, LABOVITZ & DOKSON, P.C.

DONALD J. ELLIS                         ATTORNEYS AT LAW                EMAIL:  difunk@efgld.com
DAVID I. FUNK                         ONE SECURITIES CENTRE                     ----------------
ROBERT B. GOLDBERG (GA&SC)                  SUITE 400
ALBERT L. LABOVITZ (GA&AL)             3490 PIEDMONT ROAD                            OF COUNSEL:
ROBERT N. DOKSON                        ATLANTA, GA 30305                RUSSELL H. KASPER, P.C.
     --------                             404-233-2800
CLAY M. WHITE                        FACSIMILE  404-233-2188

                                         April 13, 2004

VIA FEDERAL EXPRESS
-------------------

EB2B Commerce, Inc.
665 Broadway
New York, NY 10012
Attn:  Richard S. Cohan

          RE: January and July 2002 Senior Subordinated Secured Convertible Notes in the amounts of $2,000,000 and $1,200,000 respectively

Dear Mr. Cohan:

          We represent Robert Priddy, Investor Representative, in connection with the July Notes referenced above and, by proxy, 85% of the holders of the January Notes.

          As you are aware, you are in default under both of the Notes by virtue of your failure to pay interest as provided therein. Please accept this writing as notice of acceleration, such that the entire unpaid principal and all accrued but unpaid interest is now immediately due and payable.

          Please be further advised that the Noteholders are prepared to take possession of the collateral described in the General Security Agreement in full and final satisfaction of your obligation to the Noteholders. If you refuse this offer of a compromise, a Bankruptcy filing is the only alternative.

          Please contact me as soon as possible following your receipt of this letter to give me your answer to our proposal.

                                    Very truly yours,

                                    ELLIS, FUNK, GOLDBERG,
                                    LABOVITZ & DOKSON, PC.


                                    /s/ DAVID I. FUNK
                                    ----------------------
                                    David I. Funk

DIF:jml
cc:  Robert B. Goldberg
     Robert Priddy (via email)